Exhibit 99.1

Contact:	Investor Relations
Colin T. Severn
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS

FIRST QUARTER 2010 RESULTS

Financial Highlights

2010 First Quarter

•	Net new home orders per average sales location of 9.5, up 52%

•	Net new home orders of 181, a slight change from 182

•	Homebuilding gross margins of $6.5 million, up 14%

•	Homebuilding gross margin percentage of 17.2%, up 710 basis points

•	Backlog of homes sold but not closed of 243, up 4%

•	Dollar amount of backlog of homes sold but not closed of $79.7 million, up 8%

•	New home deliveries of 132, down 30%

•	Consolidated operating revenue of $43.2 million, down 38%

•	Adjusted EBITDA of $0.2 million, up from $(37.6) million

•	Net loss of $8.5 million, compared to net loss of $69.0 million

NEWPORT BEACH, CA—May 5, 2010—William Lyon Homes today reported net loss of $8.5 million for the quarter ended March 31, 2010, an improvement of 88% compared to a net loss of $69.0 million for the quarter ended March 31, 2009. Consolidated operating revenue decreased 38% to $43.2 million for the quarter ended March 31, 2010, as compared to $69.3 million for the comparable period a year ago. Home sales revenue decreased 33% to $37.9 million for the quarter ended March 31, 2010, as compared to $56.5 million for the comparable period a year ago.

In the first quarter of 2010, the Company continues to see indicators of stabilization in many of its markets, particularly California, including increasing sales absorption rates, decreasing sales incentives, increasing base pricing, and decreasing cancellation rates. The Company’s cancellation rate for the three months ended March 31, 2010 decreased to 19%, as compared to 27% for the 2009 period.

Net new home orders for the three months ended March 31, 2010 were 181 homes, compared to 182 homes for the three months ended March 31, 2009. The Company’s number of new home orders per average sales location increased 52% to 9.5 for the three months ended March 31, 2010 as compared to 6.3 for the three months ended March 31, 2009. The average number of sales locations during the three months ended March 31, 2010 was 19, down 34% from 29 in the comparable period a year ago.

During the first quarter of 2010, the average sales price of homes closed was $286,800, down 5% from $300,800 for the comparable period a year ago. The lower average sales price was primarily due to a change in product mix, since all of the Company’s active projects with closings in the first quarter of 2010 have an average sales price below $500,000 per unit.

Consolidated homebuilding gross profit increased 14% to $6.5 million for the three months ended March 31, 2010, compared to $5.7 million in the comparable period a year ago. Consolidated homebuilding gross margin percentage increased to 17.2% for the three months ended March 31, 2010 from 10.1% for the three months ended March 31, 2009. These higher gross margin percentages were primarily attributable to stabilized base sales prices, and decreasing sales incentives in certain of our markets as described above, coupled with home closings in projects where previous impairment losses had been incurred.

The Company did not incur impairment losses on real estate assets during the three months ended March 31, 2010 compared to $24.2 million for the three months ended March 31, 2009. The impairments in the 2009 period were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to continued depressed market conditions in the housing industry at that time. As a result, the future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value. The Company will continue to monitor its active projects for indicators of impairment.

The Company incurred the write-off of land deposits and pre-acquisition costs of $37.9 million for the three months ended March 31, 2009, with no comparable amount in the 2010 period. The write-off was related to projects which the Company had concluded were not economically viable for purchase. These costs were included in cost of sales-lots, land and other in the accompanying statements of operations for the 2009 period.

The Company’s consolidated results were as follows: The number of homes closed for the three months ended March 31, 2010 was 132 homes, down 30% from 188 homes for the three months ended March 31, 2009. At March 31, 2010, the backlog of homes sold but not closed was 243 homes, up 4% from 234 homes at March 31, 2009, and up 25% from 194 homes at December 31, 2009. The dollar amount of backlog of homes sold but not closed for the three months ended March 31, 2010 was $79.7 million, up 8% from $74.1 million a year ago, and up 41% from $56.5 million at December 31, 2009.

On November 6, 2009, the Worker, Homeownership, and Business Assistance Act of 2009 was signed into law. The act allows net operating losses realized in either tax year 2008 or 2009 to be carried back up to five years (previously limited to a two-year carry back). As a result of this legislation, the Company elected to carry back the taxable losses generated in 2009 and recorded a deferred tax asset and related income tax benefit of $101.8 million as of and for the year ending December 31, 2009. The recorded deferred tax asset reflected the anticipated tax refund for the carry back of the estimated 2009 tax loss to 2004 and 2005. In March 2010, the Company received the refund of $101.8 million.

The Company will hold a conference call on Thursday, May 6, 2010 at 11:00 a.m. Pacific Time to discuss the first quarter 2010 earnings results. The dial-in number is (866) 356-3377 (enter passcode number 76043307). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on May 6, 2010 at 2:00 p.m. Pacific Time through midnight on May 28, 2010. The dial-in number for the replay is (888) 286-8010 (enter passcode number 42011386). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

*    *    *    *    *    *

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended March 31,
	2010			2009
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	132	—	132	182	6	188

Home sales revenue	$37,862	—	$37,862	$54,682	$1,866	$56,548
Cost of sales	(31,362)	—	(31,362)	(49,172)	(1,690)	(50,862)

Gross margin	$6,500	—	$6,500	$5,510	$176	$5,686

percentage	17.2%	—	17.2%	10.1%	9.4%	10.1%

Number of homes closed
Southern California	70	—	70	76	—	76
Northern California	19	—	19	31	6	37
Arizona	21	—	21	37	—	37
Nevada	22	—	22	38	—	38

Total	132	—	132	182	6	188

Average sales price
Southern California	$305,400	—	$305,400	$373,500	—	$373,500
Northern California	418,300	—	418,300	322,300	311,000	320,500
Arizona	195,200	—	195,200	195,400	—	195,400
Nevada	201,600	—	201,600	238,900	—	238,900

Total	$286,800	—	$286,800	$300,500	$311,000	$300,800

Number of net new home orders
Southern California	115	—	115	85	—	85
Northern California	25	—	25	26	7	33
Arizona	22	—	22	30	—	30
Nevada	19	—	19	34	—	34

Total	181	—	181	175	7	182

Average number of sales locations during period
Southern California	8	—	8	11	—	11
Northern California	3	—	3	5	—	5
Arizona	3	—	3	4	—	4
Nevada	5	—	5	9	—	9

Total	19	—	19	29	—	29

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of March 31,
	2010			2009
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
Southern California	203	—	203	143	—	143
Northern California	12	—	12	37	7	44
Arizona	18	—	18	27	—	27
Nevada	10	—	10	20	—	20

Total	243	—	243	227	7	234

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$70,955	—	$70,955	$52,495	—	$52,495
Northern California	3,892	—	3,892	10,148	2,216	12,364
Arizona	2,677	—	2,677	4,669	—	4,669
Nevada	2,193	—	2,193	4,594	—	4,594

Total	$79,717	—	$79,717	$71,906	$2,216	$74,122

Lots controlled at end of period Owned lots
Southern California	1,224	—	1,224	1,490	—	1,490
Northern California	626	136	762	149	750	899
Arizona	4,964	—	4,964	5,564	—	5,564
Nevada	2,590	—	2,590	2,801	—	2,801

Total	9,404	136	9,540	10,004	750	10,754

Optioned lots
Southern California			533			406
Northern California			—			—
Arizona			767			713
Nevada			—			—

Total			1,300			1,119

Total lots controlled
Southern California			1,757			1,896
Northern California			762			899
Arizona			5,731			6,277
Nevada			2,590			2,801

Total			10,840			11,873

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Operating revenue
Home sales	$37,862	$56,548
Lots, land and other sales	—	6,532
Construction services	5,301	6,259

	43,163	69,339

Operating costs
Cost of sales - homes	(31,362)	(50,862)
Cost of sales - lots, land and other	—	(44,262)
Impairment loss on real estate assets	—	(24,171)
Construction services	(3,247)	(5,769)
Sales and marketing	(3,587)	(4,126)
General and administrative	(6,002)	(6,030)
Other	(894)	(1,860)

	(45,092)	(137,080)

Equity in income (loss) of unconsolidated joint ventures	412	(1,723)

Operating loss	(1,517)	(69,464)
Interest expense, net of amounts capitalized	(7,094)	(8,712)
Gain on extinguishment of debt	—	8,930
Other income, net	92	53

Loss before benefit from income taxes	(8,519)	(69,193)
Benefit from income taxes	65	22

Consolidated net loss	(8,454)	(69,171)
Less: net (income) loss - non-controlling interests	(30)	170

Net loss attributable to William Lyon Homes	$(8,484)	$(69,001)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	March 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$151,000	$117,587
Restricted cash	4,356	4,352
Receivables	16,516	16,294
Income tax refunds receivable	—	106,989
Real estate inventories
Owned	604,693	523,336
Not owned	55,270	55,270
Investments in and advances to unconsolidated joint ventures	1,763	1,703
Property and equipment, less accumulated depreciation of $7,345 and $8,195 at March 31, 2010 and December 31, 2009, respectively	1,449	1,673
Deferred loan costs	15,398	14,859
Other assets	8,967	18,036

	$859,412	$860,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$9,352	$11,046
Accrued expenses	49,778	45,294
Liabilities from inventories not owned	55,270	55,270
Notes payable	68,392	64,227
Secured Term Loan Due 2014	206,000	206,000
7 5/8 % Senior Notes due December 15, 2012	67,204	67,204
10 3/4 % Senior Notes due April 1, 2013	168,233	168,158
7 1/2 % Senior Notes due February 15, 2014	84,701	84,701

	708,930	701,900

Equity:
Stockholders’ equity
Common stock, par value $0.01 per share; 3,000 shares authorized; 1,000 shares outstanding at March 31, 2010 and December 31, 2009, respectively	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	93,249	101,733

	142,116	150,600
Non-controlling interest	8,366	7,599

	150,482	158,199

	$859,412	$860,099

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Net (loss) income	$(8,484)	$(69,001)	$39,992	$(179,833)
Net cash provided by (used in) operating activities	$38,832	$62,090	$(10,331)	$142,773
Interest incurred	$15,759	$12,601	$51,941	$61,231
Adjusted EBITDA (1)	$228	$(37,619)	$(57,826)	$(29,496)

Balance Sheet Data
			March 31,
			2010	2009
Stockholders’ equity			$150,482	$113,920
Total debt			594,530	623,295

Total book capitalization			$745,012	$737,215

Ratio of debt to total book capitalization			79.8%	84.5%
Ratio of debt to total book capitalization (net of cash)			74.7%	82.5%

(1)

Adjusted EBITDA means net (loss) income plus (i) benefit from income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) gain on retirement of debt, (vi) depreciation and amortization and (vii) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income to adjusted EBITDA is provided as follows:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Net (loss) income	$(8,484)	$(69,001)	$39,992	$(179,833)
Provision for income taxes	(65)	(22)	(101,951)	(22)
Interest expense
Interest incurred	15,759	12,601	51,941	61,231
Interest capitalized	(8,665)	(3,889)	(17,657)	(31,245)
Amortization of capitalized interest included in cost of sales	1,458	5,214	14,222	34,699
Non-cash impairment charge	—	24,171	21,098	140,178
Gain on retirement of debt	—	(8,930)	(69,214)	(62,974)
Loss on disposition of fixed assets	110	—	3,119	—
Depreciation and amortization	135	514	1,114	2,145
Cash distributions of income from unconsolidated joint ventures	392	—	1,225	816
Equity in (income) loss of unconsolidated joint ventures	(412)	1,723	(1,715)	5,509

Adjusted EBITDA	$228	$(37,619)	$(57,826)	$(29,496)

A reconciliation of net cash provided by (used in) operating activities to adjusted EBITDA is provided as follows:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Net cash provided by (used in) operating activities	$38,832	$62,090	$(10,331)	$142,773
Interest expense:
Interest incurred	15,759	12,601	51,941	61,231
Interest capitalized	(8,665)	(3,889)	(17,657)	(31,245)
Amortization of capitalized interest included in cost of sales	1,458	5,214	14,222	34,699
Cash distributions of income from unconsolidated joint ventures	392	—	1,225	816
Net (income) loss - non-controlling interest	(30)	170	228	9,691
Net changes in operating assets and liabilities:
Restricted cash	4	25	(748)	5,104
Receivables	222	(18,779)	(878)	(16,264)
Income tax refunds receivable	(107,054)	(41,614)	(107,055)	(42,164)
Real estate inventories - owned	70,630	(58,595)	(1,211)	(194,632)
Deferred loan costs	539	(508)	(673)	(2,330)
Other assets	(9,069)	1,739	(3,150)	(2,221)
Accounts payables	1,694	6,263	716	8,518
Accrued expenses	(4,484)	(2,336)	15,545	(3,472)

Adjusted EBITDA	$228	$(37,619)	$(57,826)	$(29,496)